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                                                                      EXHIBIT 99



June 27, 2002


FOR IMMEDIATE RELEASE
TECUMSEH PRODUCTS COMPANY
(NASDAQ:  TECUA and TECUB)


TECUMSEH PRODUCTS COMPANY ANNOUNCES THE RETIREMENT OF DIRECTOR JOHN W. GELDER

TECUMSEH, MICHIGAN, JUNE 27, 2002 -- At its regular monthly meeting on June 26th, the Board of Directors of Tecumseh Products Company accepted the resignation of John W. Gelder from his position as a Director. Mr. Gelder has had a long and distinguished association with the Company, both as an attorney and a Director. His service as outside counsel covered more than forty years, during which time he assisted and counseled the Company on many important and complex matters and transactions. In 1989, Mr. Gelder assumed the additional responsibility as Director, giving the Company many years of exemplary and dedicated service in that capacity.

Mr. Gelder's resignation is concurrent with his retirement from Miller, Canfield, Paddock and Stone, P.L.C. A replacement has not yet been identified.

Tecumseh Products Company is a full-line independent global manufacturer of hermetic compressors for air conditioning and refrigeration products, gasoline engines and power train products for lawn and garden applications, and a diversified line of pumps. For more information, visit Tecumseh Products Company's web site at www.tecumseh.com.

Contact:          Pat Walsh
                  Director of Investor Relations
                  Tecumseh Products Company
                  (517) 423-8455